PROSPECTUS SUPPLEMENT	Filed pursuant to Rule
424(b)(5)
(To Prospectus dated May 10, 2012)	File No. 333-178325

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

2,815,845 Shares of Common Stock
1,409,423 Series A and 1,644,737 Series B Warrants to purchase up to
1,409,423 Shares of Common Stock
and 1,644,737 Shares of Common Stock underlying the Series A and Series B Warrants

1,644,737 Shares of Common Stock issuable during the Option Period,
Option to purchase up to 1,644,737 Shares of Common Stock,
the accompanying Series C Warrants to purchase 822,369 Shares of Common Stock and
822,369 Shares of Common Stock underlying the Series C Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering to investors 2,815,845 shares of our common stock to be issued on the initial closing of this offering and up to 1,644,737 shares to be issued if the investors exercise their right to purchase such shares pursuant to this prospectus during the Option Period (defined below) (the “Shares”) together with 1,409,423 Series A warrants to purchase an aggregate of 1,409,423 shares of common stock at an exercise price of $6.38 per share (the “Series A Warrants”), 1,644,737 Series B warrants to purchase an aggregate of 1,644,737 shares of common stock at an exercise price of $6.08 per share (the “Series B Warrants”), and, if the investors exercise their right to purchase shares pursuant to this prospectus during the Option Period (defined below), 822,369 Series C warrants to purchase an aggregate of 822,369 shares of common stock at an exercise price of $6.08 per share (the “Series C Warrants” and together with the Series A Warrants and Series B Warrants, the “Warrants”). The Series A and Series C Warrants have a term of four years and are exercisable by the holders at any time after the date of issuance. The Series B Warrants will be exercisable at any time following six months and one day from the date this initial offering closes and prior to the ten month anniversary from such date (subject to extension in certain circumstances as described in the Securities Purchase Agreement (as defined herein)) only if the Company’s shelf registration statement on Form S-3 (File No. 333-178325), is not effective or is not otherwise available for the issuance of the Shares issuable during the Option Period (defined below)or any prospectus contained therein is not available for use (a “Registration Failure”) at an exercise price of $6.08 per common share. The Series B Warrants expire on the ten month anniversary of the date the initial offering closes if no Registration Failure has occurred prior thereto or, if a Registration Failure does occur prior to such date, on the fourth anniversary of such Registration Failure. In connection with this offering, we will also issue, as additional compensation, to FT Global Capital, Inc., our exclusive placement agent, placement agent warrants to purchase up to 8% of the Shares placed in this offering, at an exercise price of 120% of the purchase price of the Shares, which warrants are also being offered pursuant to this prospectus supplement (the “Placement Agent Warrants”).

The Shares and Series A and Series B Warrants will be sold together as a unit consisting of one Share and two Warrants. The purchase price per unit will be $5.10 (the “Purchase Price”). The Shares and the Warrants will be issued separately but can only be purchased together in this offering. The shares of common stock issuable from time to time pursuant to the exercise of the Warrants and the Placement Agent Warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

At any time after six months and one day from the date this offering closes and prior to the ten month anniversary from the date the initial offering closes (the “Option Period”), any investor in the initial closing of Shares and Series A and Series B Warrants will have an option to purchase its pro rata share of up to 1,644,737 shares of common stock and its pro rata share of Series C Warrants to purchase an aggregate of up to 822,369 shares of our common stock at a price equal to the last consolidated closing bid price of the Company's common stock as determined in accordance with NASDAQ rules immediately preceding the Company entering into the Securities Purchase Agreement.

Our common stock trades on the NASDAQ Capital Market under the symbol “SCOK.” The last reported sale price of our common stock on the NASDAQ Capital Market on September 17, 2014 was $6.08 per share. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any national securities exchange. As of September 17, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $80,214,680 based on 21,141,372 shares of outstanding common stock, of which 7,948,168 shares were held by affiliates as of such date, and a price of $6.08 per share, which was the last reported sale price of our common stock as quoted on the NASDAQ Capital Market on September 17, 2014.

	Per Unit	Total
Public offering price of units in Initial Offering	$5.10	$14,360,810
Placement agent fees in Initial Offering(1)	$0.31	$861,649
Proceeds, before other expenses, to us	$4.79	$13,499,161

Public offering price of units in Option Period	$6.08	$10,000,001
Placement agent fees in Option Period Offering(1)	$0.36	$600,000
Proceeds, before other expenses, to us	$5.72	$9,400,001

Total Placement Agent fees in Offering		$1,461,649
Total proceeds, before expenses, to us in Offering		$22,899,162

(1)	Does not include any Placement Agent Warrants.

We have retained FT Global Capital, Inc. to act as exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number of dollar amount of securities. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for more information regarding these arrangements.

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Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. In addition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2013, as amended, which has been filed with the Securities and Exchange Commission and is incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider these risk factors, as well as the information contained in this prospectus supplement and the accompanying prospectus, before you invest.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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We estimate the total expenses of this offering, excluding the placement agency fees and cost reimbursements, will be approximately $200,000. Because there is no minimum offering amount required in this offering, the actual offering amount, the placement agent fees and net proceeds to us, if any, in this offering may be substantially less than the total offering amounts set forth above. We are not required to sell any specific number or dollar amount of the securities offered in this offering, but the placement agent will use its reasonable efforts to arrange for the sale of all of the securities offered. The closing of the sale of securities will take place on or around September 23, 2014.

The date of this prospectus supplement is September 18, 2014

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated September 18, 2014, are part of a registration statement on Form S-3 (File No. 333-178325) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the placement agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

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This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “believe,” “might,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” and similar words, although some forward-looking statements are expressed differently.

Any forward looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management’s current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading “Risk Factors” and in other sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, as amended, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading “Where You Can Find More Information.” We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Unless the context otherwise requires, the terms “SCOK,” “the Company,” “we,” “us,” and “our” in this prospectus each refer to SinoCoking Coal and Coke Chemical Industries, Inc., our subsidiaries, and our consolidated entities. “China” and the “PRC” refer to the People’s Republic of China.

The Company

We were incorporated in Florida on September 30, 1996, originally under the name “J. B. Financial Services, Inc.” We changed our name to “Ableauctions.com, Inc.” on July 19, 1999.

On December 30, 2009, our shareholders approved a Plan and Agreement of Share Exchange, dated July 17, 2009, with Top Favour Limited, a British Virgin Islands corporation (“Top Favour”), under which we agreed to acquire all of the outstanding capital stock of Top Favour in exchange for the issuance of 13,117,952 shares of our common stock to the shareholders of Top Favour (the “Share Exchange”). The Share Exchange was consummated on February 5, 2010. We changed our name to “SinoCoking Coal and Coke Chemical Industries, Inc.” on February 5, 2010.

All of our business operations are conducted by Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), which we control through contractual arrangements that Hongli and its owners have entered into with Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), a wholly-owned subsidiary of Top Favour. These contractual arrangements provide for management and control rights, and in addition entitle us to receive the earnings and control the assets of Hongli.

Our Business

We are a vertically integrated coal and coke producer based in Henan Province, PRC. We use coal from both of our own mines and that of third-party mines to produce basic and value-added coal products such as thermal coal, washed metallurgical coal, and chemical and metallurgical coke for steel manufacturers, power generators, and various industrial users. We also produce and sell coal, including raw (unprocessed) and washed coal (which is coal that has been prepared for coking or thermal uses), medium coal and coal slurries (by-products of the coal-washing process), and coal tar (a by-product of the coke manufacturing process).

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The Offering

Units offered by us	2,815,845 units in Initial Offering; 1,644,737 units in Option Period

Common stock offered by us (Not including the Shares issuable during the Option Period)	2,815,845 Shares

Common stock to be outstanding after this offering (assuming no exercise of the warrants offered by us)	23,960,217 Shares

Common stock to be outstanding after the issuance of all Shares included in Option Period (assuming no exercise of the warrants offered by us)	25,594,204 Shares

Warrants offered by us	Series A Warrants to purchase an aggregate of 1,409,423 Shares at an exercise price of $6.38 per share. The Series A Warrants have a term of four years and are exercisable by the holders at any time after the date of issuance.

Series B Warrants to purchase an aggregate of 1,644,737 Shares at an exercise price of $6.08 per share. The Series B Warrants will be exercisable at any time following six months and one day from the date this offering closes and prior to the ten month anniversary of the date the initial offering closes (subject to extension in certain circumstances as described in the Securities Purchase Agreement (as defined herein)) only if the Company’s shelf registration statement on Form S-3 (File No. 333-178325), is not effective or is not otherwise available for the issuance of the Shares issuable during the Option Period or any prospectus contained therein is not available for use (a “Registration Failure”). The Series B Warrants expire on the ten month anniversary of the date the initial offering closes if no Registration Failure has occurred prior thereto or, if a Registration Failure does occur prior to such date, on the fourth anniversary of such Registration Failure.

Series C Warrants to purchase an aggregate of 822,369 Shares at an exercise price of $6.08 per share. The Series C Warrants have a term of four years and are exercisable by the holders at any time after the date of issuance.

This prospectus also relates to the offering of the Shares of Common Stock issuable upon exercise of the Warrants.

Use of proceeds	We intend to use the net proceeds from this offering solely for working capital and other general corporate purposes. There is no assurance that any of the Warrants will ever be exercised for cash, if at all. See “Use of Proceeds” on page S-7.

S-4

Market for the Shares and Warrants	Our common stock is quoted and traded on the NASDAQ Capital Market under the symbol “SCOK.” However, there is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. The warrants are immediately separable from the Shares being offered as part of the units.

Risk factors	You should read the “Risk Factors” section on page S- 6 of this prospectus supplement, the “Risk Factors” section on page 3 of the accompanying prospectus, and the “Risk Factors” section in our Annual Report for the year ended June 30, 2013 on Form 10-K, for a discussion of factors to consider before deciding to purchase our securities.

The number of shares of Common Stock to be outstanding after this offering (23,960,217) is based on the actual number of shares outstanding as of September 17, 2014, which was 21,141,372 and does not include, as of that date:

•	Shares being held in reserve by the Company for its future issuance of shares underlying the warrants and/or options that were outstanding prior to the date hereto;
•	Shares issuable upon the exercise of the Warrants and the Placement Agent Warrants in connection with the initial closing;
•	Shares issuable upon the exercise of the Warrants and the Placement Agent Warrants issuable upon the full exercise of the investor options;
•	Shares available for future issuance under our equity compensation plans.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes the above.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including under the caption “Risk Factors” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, which are incorporated by reference in this prospectus, as well as in any applicable prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see “Where You Can Find More Information.”

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Subject to certain limited exceptions set forth in the offering documents, we have agreed to use the net proceeds from this offering solely for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering for general corporate purposes. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our Common Stock being offered is higher than the book value per share of our Common Stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the initial offering price of $5.10 per Share, if you purchase the Shares offered in this offering, you will suffer immediate and substantial dilution per Share in the net tangible book value of the common stock.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

Future sales or other dilution of our equity could depress the market price of our Common Stock.

Sales of our Common Stock, preferred stock, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our Common Stock. If any institutional or individual shareholders (or groups thereof) that own significant blocks of our Common Stock were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our Common Stock could be negatively affected.

In addition, the exercise by the investors of their option to purchase additional Shares and the accompanying Warrants or any other issuance of additional shares of our Common Stock, securities convertible into or exercisable for our Common Stock, other equity-linked securities, including preferred stock or warrants, debt securities or any combination of the securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities.

S-6

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Holders of the Warrants will have no rights as common stockholders until they acquire our Common Stock.

Until you acquire shares of our Common Stock upon exercise of any of the Warrants, you will have no rights with respect to our Common Stock. Upon exercise of any Warrants held, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this initial offering will be approximately $13.1 million, after deducting estimated offering expenses of approximately $1.2 million. If all the Investors fully exercise their option to subscribe for additional shares during the Option Period, we would receive additional aggregate proceeds of $10 million. We will not receive any proceeds from the sale of common stock issuable upon exercise of the Warrants that we are offering unless and until such Warrants are exercised.

If all of the Series A Warrants (warrants to purchase 1,409,423 Shares, including the Placement Agent Warrants to purchase 225,268 Shares) issued in connection with the initial closing are fully exercised for cash, we would receive additional aggregate proceeds of $10,370,759. If all of the Series A and Series C Warrants (warrants to purchase 2,231,792 Shares, including the Placement Agent warrant to purchase an aggregate of 356,847 Shares) to be issuance upon a full exercise of investor options during the Option Period, we would receive additional aggregate proceeds of $16,176,026.

We intend to use the net proceeds from this offering for general corporate purposes and working capital, including for research and development, general and administrative expenses, and potential ordinary course acquisitions of technologies that complement our business. In the Securities Purchase Agreement we have entered into with the institutional investors in this offering, we have, subject to certain exceptions, specifically agreed not to use the proceeds of this offering to satisfy any existing debt (other than ordinary course trade payables), to redeem any of our outstanding securities, or to settle any litigation.

We have not specifically identified the precise amounts we will spend on each of these areas or the timing of these expenditures. The amounts actually expended for each purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities and competitive developments. In addition, expenditures may also depend on the establishment of new collaborative arrangements with other companies, the availability of other financing, and other factors. Subject to any agreed upon contractual restrictions under the terms of the purchase agreement, our management will have some discretion in the application of the net proceeds from this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for purposes that may not result in our being profitable or increase our market value.

DESCRIPTION OF THE SECURITIES

In this offering, we are offering 2,815,845 common shares to be issued on the initial closing of the offering (the “Initial Offering”). The Initial Offering includes Series A warrants to purchase an aggregate of 1,409,423 shares of common stock and Series B warrants, which are not exercisable for six months, may become exercisable only to the extent the Company does not have an effective registration statement available for the shares underlying such warrants and in any event expire after certain registration conditions are satisfied, to purchase an aggregate of 1,644,737 shares of common stock.

S-7

The Shares and Series A and Series B Warrants will be sold together as a unit consisting of one Share and two Warrants.

We are offering the units at a purchase price of $5.10 per unit. Units will not be issued or certificated. The Shares and the Warrants are immediately separable and will be issued separately.

Under the Purchase Agreement, the investors will also have an option to purchase up to $10 million of additional shares and warrants during the Option Period. At any time during the Option Period, the investors in the initial closing of Shares and Series A and Series B Warrants will have the option to purchase their pro rata share of up to 1,644,737 shares of common stock and would receive a pro rata share of Series C Warrants to purchase an aggregate of up to 822,369 shares of our common stock at a price equal to the last consolidated closing bid price of the Company’s common stock as determined in accordance with NASDAQ rules immediately preceding the Company entering into the Purchase Agreement, which amount was $6.08.

This prospectus supplement also relates to the offering of the Placement Agent Warrants and of the shares of our common stock issuable upon exercise, if any, of the Placement Agent Warrants. The Placement Agent will receive warrants to purchase up to 8% of the Shares placed in this offering (including Shares issued during the Option Period), at an exercise price of 120% of the purchase price of the Shares.

Common Stock

A description of the Shares of Common Stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of the Securities We May Offer,” starting on page 5 of the accompanying prospectus. As of September 17, 2014, we had 21,141,372 shares of outstanding Common Stock.

Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

The Series A Warrants will be exercisable immediately as of the date of issuance at an exercise price of $6.38 per common share and expire four years from the date of issuance. The exercise price of the Series A Warrants is subject to customary adjustment in the case of future issuances or deemed issuances of common shares, stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of the Series A Warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof. The exercisability of the Series A Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 9.99% of the Company’s common shares.

The Series B Warrants will be exercisable at an exercise price of $6.08 per share at any time following six months and one day from the date the Initial Offering closes and prior to ten months from the date the Initial Offering closes (subject to extension in certain circumstances as described in the Purchase Agreement) only if the Company’s shelf registration statement on Form S-3 (File No. 333-178325), is not effective or is not otherwise available for the issuance of the Shares issuable during the Option Period or any prospectus contained therein is not available for use (a “Registration Failure”). The Series B Warrants expire on the date ten months from the date the Initial Offering closes if no Registration Failure has occurred prior thereto or, if a Registration Failure does occur prior to such date, on the fourth anniversary of such Registration Failure. The exercise price of the Series B Warrants is subject to customary adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of the Series B Warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof. The exercisability of the Series B warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 9.99% of the Company’s common shares.

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The Series C Warrants will be exercisable immediately as of the date of issuance at an exercise price of $6.08 per common share and expire four years from the date of issuance. The exercise price of the Series C Warrants is subject to customary adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of the Series C Warrants also will have the right to exercise its warrants on a cashless basis if the registration statement or prospectus contained therein is not available for the issuance of the common shares issuable upon exercise thereof. The exercisability of the Series C Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 9.99% of the Company’s common shares.

Holders of the Warrants may exercise their Warrants to purchase shares of our Common Stock by delivering an exercise notice, appropriately completed and duly signed. Payment of the exercise price for the number of shares for which the warrant is being exercised is required to be delivered within one trading day after exercise of a Warrant. In the event that the registration statement relating to such warrant shares is not effective, a holder of warrants will have the right to exercise its Warrants for a net number of warrant shares pursuant to the cashless exercise procedures specified in the Warrants. The Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver Common Stock issuable upon exercise of a Warrant.

Upon the holder’s exercise of a Warrant, we will issue the shares of common stock issuable upon exercise of such Warrant within three trading days of our receipt of notice of exercise.

Underlying Shares

The shares of common stock issuable on exercise of the Warrants will be, when issued in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Warrants.

Fundamental Transaction

If, at any time the Warrants are outstanding, we consummate any fundamental transaction, as described in the Warrants and which generally includes, but is not limited to the following: (i) any consolidation or merger into another corporation, (ii) the consummation of a transaction whereby another entity acquires more than 50% of our outstanding voting stock, (iii) or the sale of all or substantially all of our assets, the successor entity must assume in writing all of our obligations to the holders of the Warrants.

Additionally, in the event of a fundamental transaction, each Warrant holder will have the right to require us, or our successor, to repurchase its Warrants for an amount of cash equal to the Black-Scholes value of the remaining unexercised portion of the Warrant.

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Limitations on Exercise

The exercisability of the Warrants may be limited in certain circumstances if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of our Common Stock.

No Stockholder Rights

The holder of a Warrant will not possess any rights as a stockholder under the Warrant until the holder exercises such Warrant.

No Market for Warrants

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited. In addition, in the event our Common Stock price does not exceed the per share exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value.

PLAN OF DISTRIBUTION

Placement Agent Agreement

We have entered into a Placement Agent Agreement (the “Placement Agent Agreement”), dated as of September 9, 2014, with FT Global Capital, Inc. (“FT Global Capital”), pursuant to which FT Global Capital agreed to act as our exclusive placement agent in connection with this offering. The Placement Agent Agreement with FT Global Capital was attached as Exhibit 10.2 to a Form 8-K, filed September 18, 2014.

The placement agent is not purchasing or selling any units offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the units, but the placement agent has agreed to use its best efforts to arrange for the direct sale of all of the securities in this offering pursuant to this prospectus supplement and the accompanying prospectus. There is no requirement that any minimum number of securities or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered. Therefore, we will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of units offered pursuant to this prospectus supplement. We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

We entered into a Securities Purchase Agreement, dated as of September 18, 2014 (“Securities Purchase Agreement”) with certain institutional investors purchasing the units being issued pursuant to this offering. The form of the Securities Purchase Agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering. The closing of this offering will take place on or around September 23, 2014, and the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	the placement agent will receive the placement agent fees and the Placement Agent Warrants in accordance with the terms of the Placement Agent Agreement; and

•	we will deliver the units, consisting of the Shares and the Warrants to be issued at the initial closing. If the investors exercise their option to purchase additional units during the Option Period, we will deliver such additional units and related Warrants at such time.

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We have also agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

In connection with this offering, the Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent. Under these rules and regulations, the placement agent: (i) may not engage in any stabilization activity in connection with our securities; and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Fees

In exchange for these placement agent services, we have agreed to pay the Placement Agent upon the closing of this offering (including any additional closings resulting from the investors exercising their right to purchase additional units pursuant to this prospectus supplement) a cash fee equal to 6% of the aggregate purchase price of the units sold under this prospectus supplement and accompanying prospectus. In addition, we agreed to pay additional compensation in the form of warrants (the Placement Agent Warrants) to purchase that number of shares which equals 8% of the aggregate number of Shares included in the units sold in this offering (including at any additional closings resulting from the investors exercising their right to purchase additional units pursuant to this prospectus supplement) at an exercise price of 120% of the purchase price for such units. Under the Placement Agent Agreement, the placement agent is also entitled to additional tail compensation for any financings consummated within the eighteen (18) month period following September 23, 2014 to the extent that such financing is provided to us by investors that the Placement Agent had introduced to us. The Placement Agent Warrants issuable to the placement agent shall generally be on the same terms and conditions as the Series A Warrants offered pursuant to this prospectus supplement, provided that the Placement Agent Warrants will not provide for certain anti-dilution protections included in the Series A Warrants in accordance with FINRA Rule 5110, will not be exercisable for a period of six months and one day from the date of the offering and will expire four years after they become exercisable. The Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants are being registered pursuant to this prospectus supplement.

Pursuant to FINRA Rule 5110(g), with limited exceptions, neither the Placement Agent Warrants nor any shares issued upon exercise of the Placement Agent Warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering.

We have agreed to indemnify the Placement Agent and purchasers against liabilities under the Securities Act and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

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The following table shows the per unit and total placement agent fees we will pay to the Placement Agent in connection with the sale of units offered pursuant to this prospectus supplement assuming the purchase of all of the units offered hereby:

	Total
Aggregate Offering Price of units	$24,360,810	(1)
Placement agent fees(2)	$1,461,649

(1)	Includes $10,000,000 that we would receive if the investors exercise their rights to purchase additional units. Does not include any amounts we would receive upon exercise of the Warrants issued to the investors.
(2)	Does not include any Placement Agent Warrants.

Because there is no minimum offering amount in this offering, the actual total placement agent fees are not presently determinable and may be substantially less than the maximum amount set forth above.

We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees, will be approximately $200,000, which include our legal and printing costs, and various other fees. At the closing, our transfer agent will credit the Shares to the respective accounts of the purchasers. We will mail the Warrants directly to the purchasers at their respective addresses set forth in the Securities Purchase Agreement.

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agent Agreement and the Securities Purchase Agreement. Copies of the each have previously been included, or will be included, as exhibits to our current reports on Form 8-K that have been or will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part.

LEGAL MATTERS

Selected legal matters with respect to the validity under Florida law of the securities offered by this prospectus supplement will be passed upon for us by Barnett, Bolt, Kirkwood, Long & McBride, P.A., Tampa, Florida, and with respect to federal securities law by Kaufman & Canoles, P.C., Richmond, Virginia. Certain legal matters will be passed upon for the Placement Agent by Schiff Hardin LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of our Company appearing in our annual report on Form 10-K for the fiscal years ended June 30, 2013 and 2012 have been audited by Friedman LLP, independent registered public accounting firm, as set forth in the reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

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IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

•	our Annual Report on Form 10-K for the year ended June 30, 2013 filed on September 30, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed on November 14, 2014, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2013 filed on February 19, 2014, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed on May 23, 2014;

•	our Current Reports on Form 8-K filed on June 11, 2014, July 29, 2014, September 15 and 18, 2014; and

•	the description of our Common Stock contained in the registration statement on Form 8-A, dated February 17, 2010, File No. 001-15931, and any amendments thereto or reports filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Kuanggong Road and Tiyu Road, 10th Floor,
ChengshiXin Yong She, Tiyu Road,
Xinhua District, Pingdingshan, Henan Province
People’s Republic of China
Attn: Song Lv, Chief Financial Officer
+86-3752882999

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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Prospectus

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.

$120,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $120,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NASDAQ Capital Market under the symbol “SCOK.”  Each prospectus supplement will contain information, where applicable, as to our listing on The NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 3 for more Information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

As of February 14, 2012, the aggregate market value of our outstanding voting and nonvoting common stock held by non-affiliates was $41,462,948 based on 21,090,948 shares of common stock outstanding, of which 14,396,857 shares were held by non-affiliates, and a price per share of $2.88, the closing price of our common stock, as quoted on The NASDAQ Capital Market. We have not offered any of our securities pursuant to general instruction I.B.6. of Form S-3 during the previous  12 calendar months.

The date of this Prospectus is May 10, 2012

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $120,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “SinoCoking Coal”, “Company”, “we”, “us”, and “our” refer to SinoCoking Coal and Coke Chemical Industries, Inc. and its wholly-owned subsidiaries. “China” and the “PRC” refer to the People’s Republic of China.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with, this prospectus.  Before making an investment, you should read the entire prospectus and any amendment  carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Reports on Form 10-K and Form 10-K/A, which we filed with the SEC on September 13 and 29, 2011, respectively, and in our Quarterly Report on Form 10-Q which we filed with the SEC on November 9, 2011.  This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such  filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: SinoCoking Coal and Coke Chemical Industries, Inc., Kuanggong Road and Tiyu Road 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, China, 467000 and our telephone number is +86-3752882999.

The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $120,000,000. This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

We are a vertically integrated coal and coke producer based in Henan Province, PRC.  We use coal from both of our own mines and that of third-party mines to produce basic and value-added coal products such as thermal coal, washed metallurgical coal, and chemical and metallurgical coke for steel manufacturers, power generators, and various industrial users.  We also produce and sell coal, including raw (unprocessed) and washed coal (which is coal that has been prepared for coking or thermal uses), medium coal and coal slurries (by-products of the coal-washing process), and coal tar (a by-product of the coke manufacturing process).

We are engaged in the coal energy business through our wholly owned subsidiary Top Favour Limited, a corporation incorporated under the laws of the British Virgin Islands (“Top Favour”), which is a holding company that, through its wholly owned subsidiary Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd. (“Hongyuan”), controls Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd. (“Hongli”), a coal and coal-coke producer in Henan Province in the central region of the PRC.  Hongli produces coke, coal, coal byproducts and electricity through its branch operation, Baofeng Coking Factory, and its wholly owned subsidiaries, Baofeng Hongchang Coal Co., Ltd. and Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., which we refer to collectively as the “Baofeng Subsidiaries.”

Hongyuan CSG is a joint-venture established in the PRC on April 28, 2011 by Henan Zhonghong Energy Investment Co., Ltd. (“Zhonghong”) (49%) and Henan Coal Seam Gas (51%). Hongli’s interests in the joint-venture are held by Zhonghong, a company established in December 2010 and which equity interests are presently held on Hongli’s behalf and for its benefits by three nominees pursuant to share entrustment agreements. We intend to transfer all coal related operations from Hongli’s subsidiaries to Hongyuan CSG, although such transfers have not been carried out as of the date of this prospectus.

We refer to Hongli and Baofeng Subsidiaries collectively as “Hongli Group.”  Top Favour controls Hongli Group through contractual arrangements with Hongli Group and its owners.  These contractual arrangements provide for management and control rights, and in addition entitle Top Favour to receive the earnings and control the assets of Hongli Group.  Other than the interests in these contractual arrangements, neither Top Favour nor Hongyuan has any equity interests in Hongli Group.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in SinoCoking Coal and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses.  The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

	YEAR ENDED JUNE 30,					SIX MONTHS ENDED DECEMBER 31,
	2007	2008	2009	2010	2011	2011
Ratio of Earnings to Fixed Charges	4.3	23.4	24.6	128.5	10.4	6.4

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities, in one or more series;

•	warrants to purchase any of the securities listed above; and/or

•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Florida Business Corporation Act may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of February 15, 2012, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, of which approximately 21,090,948 shares are issued and outstanding.  The authorized and unissued shares of common stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.  Currently, we do not have any preferred stock authorized.  In the event that we determine to issue preferred stock, we will take the appropriate steps and obtain the necessary approvals required  under our articles of incorporation and The Florida Business Corporation Act to authorize preferred stock for issuance.

Common Stock

Each shareholder of our common stock is entitled to one vote for each share held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. If we are liquidated, dissolved or wound up, the holders of common stock are entitled to share in proportion to the percentage of their ownership all assets remaining after payment of liabilities.  All of our issued and outstanding shares of common stock are fully paid and non-assessable.  Our articles of incorporation do not provide for cumulative voting in the election of directors.  The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Our common stock is listed on The NASDAQ Capital Market under the symbol “SCOK.” The transfer agent and registrar for our common stock is Interwest Stock Transfer, Inc.

Options/Warrants

As of December 31, 2011,  we had outstanding options to purchase a total of 10,851 shares of our common stock, and outstanding warrants to purchase 3,906,853 shares of our common stock.

Preferred Stock

As of the date of this prospectus, we do not have any preferred stock authorized and outstanding.  The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the preferred stock warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any preferred stock that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement.

Our board of directors may not authorize the issuance of shares of preferred stock, without approval by a majority of our stockholders. Once preferred stock is authorized, our board of directors may also divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by our board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.  Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our articles of incorporation, as amended, and any certificates of designation that our Board of Directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Florida Business Corporation Act and our articles of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Florida. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•
the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•
whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

•	the manner of exercise of the warrants, including any cashless exercise rights;

•	the warrant agreement under which the warrants will be issued;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

•	the manner in which the warrant agreement and warrants may be modified;

•	the identities of the warrant agent and any calculation or other agent for the warrants;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus.  While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement.  The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.    As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture.  We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture.  We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part.  We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939.  We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.  We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.  Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:
•      the title;
•      the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•      any limit on the amount that may be issued;
•       whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•       the maturity date;
•       whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•       the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•       whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•       the terms of the subordination of any series of subordinated debt;
•       the place where payments will be payable;
•       restrictions on transfer, sale or other assignment, if any;
•       our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•       the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
•       the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•       whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•       incur additional indebtedness;
•       issue additional securities;
•       create liens;

•      pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•       redeem capital stock;
•       place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•       make investments or other restricted payments;
•       sell or otherwise dispose of assets;
•       enter into sale-leaseback transactions;
•       engage in transactions with stockholders and affiliates;
•       issue or sell stock of our subsidiaries; or
•       effect a consolidation or merger;
•       whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•       a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•        information describing any book-entry features;
•       provisions for a sinking fund purchase or other analogous fund, if any;
•       whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•       the procedures for any auction and remarketing, if any;
•       the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•       if other than dollars, the currency in which the series of debt securities will be denominated; and
•       any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period.  We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option.  We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.  However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•                  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•                  if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•                  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•                  if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.  If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.  Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity.  The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•                  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•                  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•                  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•                  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

•                  the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•                  to fix any ambiguity, defect or inconsistency in the indenture;
•                  to comply with the provisions described above under “—Consolidation, Merger or Sale”;
•                  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•                  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•                  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•                  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;
•                  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•                  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
•                  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•                  extending the fixed maturity of the series of debt securities;
•                  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•                  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations survive until the maturity date or the redemption date:

•                  register the transfer or exchange of debt securities of the series;
•                  replace stolen, lost or mutilated debt securities of the series;
•                  maintain paying agencies;
•                  hold monies for payment in trust; and
•                  appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•                  recover excess money held by the debenture trustee; and
•                  compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof.  The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.  See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose.  Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities.  We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•                  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•                  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture.  Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.  Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders.  Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series.  We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series.  We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement.  The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York. Certain legal matters governed by Florida law with respect to the validity of certain of the offered securities will be passed upon for us by Barnett, Bolt, Kirkwood, Long & McBride, P.A., Tampa, Florida.

EXPERTS

The audited consolidated balance sheets as of June 30, 2010 and 2009, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2010 incorporated herein by reference from the Company’s Annual Reports on Form 10-K and Form 10-K/A have been audited by Frazer Frost, LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The audited consolidated balance sheet. as of June 30, 2011, and the related consolidated statements of income and comprehensive income, equity, and cash flows for the one-year period ended June 30, 2011 incorporated herein by reference from the Company’s Annual Reports on Form 10-K and Form 10-K/A have been audited by Friedman LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus.  We will provide this information upon oral or written request, free of charge.  Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o SinoCoking Coal and Coke Chemical Industries, Inc., at the Company’s office located at Kuanggong Road and Tiyu Road 10th Floor, Chengshi Xin Yong She, Tiyu Road, Xinhua District, Pingdingshan, Henan Province, China, 467000. The Company’s telephone number is +86-3752882999.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•
Annual Report on Form 10-K for the fiscal year ended June 30, 2011, filed on September 13, 2011; and Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed on September 29, 2011;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed on November 9, 2011;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 filed on February 9, 2012;

•	Current Reports on Form 8-K, filed on September 14, 2011, September 20, 2011, September 23, 2011, November 9, 2011, December 27, 2011, February 9, 2012 and February 10, 2012; and

•
The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 001-15931) filed with the SEC on February 17, 2010, including any amendments thereto or reports filed for the purpose of updating such description.

We also incorporate by reference all documents we file (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement, and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$120,000,000

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants
 Units

PROSPECTUS

May 10, 2012

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.